EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-69441) of Kulicke and Soffa Industries, Inc. of our report dated June 26, 2017 relating to the financial statements and supplemental schedule of the Kulicke and Soffa Industries, Inc. Incentive Savings Plan which appear in this Form 11-K for the year ended December 31, 2016.

/s/ Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania
June 26, 2017